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                                                                     EXHIBIT 3.1


                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                               COST-U-LESS, INC.


     Pursuant to RCW 23B.10.070, the following constitutes Restated Articles of Incorporation of the undersigned, a Washington corporation.

                               ARTICLE 1.  NAME

     The name of this corporation is Cost-U-Less, Inc..

                              ARTICLE 2.  SHARES

     Effective upon the filing of these Restated Articles of Incorporation with the Secretary of State of the State of Washington, every (3.38773) shares of issued and outstanding Common Stock of this corporation shall be changed and reclassified into (1) share of Common Stock, par value $.001 per share, of this corporation. After giving effect to the 1-for-3.38773 stock split, the total number of shares which the corporation is authorized to issue is 27,000,000 shares, consisting of 25,000,000 shares of Common Stock having a par value of $.001 per share and 2,000,000 of Preferred Stock having a par value of $.001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

     The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the rights and preferences of the shares of any series that is wholly unissued or to be established including, without limitation, any dividend, liquidation, voting, redemption and conversion rights for such series. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

                         ARTICLE 3.  PREEMPTIVE RIGHTS

     No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

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                         ARTICLE 4.  CUMULATIVE VOTING

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                             ARTICLE 5.  DIRECTORS

     The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. Prior to the election of Directors at the May 1998 special meeting of the shareholders (or written consent in lieu of such meeting, if applicable), unless a Director earlier dies, resigns or is removed, his or her term of office shall expire at the next annual meeting of shareholders. At the 1998 election of Directors at the May 1998 special meeting of the shareholders (or written consent in lieu of such meeting, if applicable), the Board of Directors shall be divided into three classes, with such classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as the case may be. At the first election of Directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.

     The Directors of this corporation may be removed only for cause by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by the Bylaws.

                              ARTICLE 6.  BYLAWS

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to approval by a majority of the Continuing Directors (as defined in Article 10); provided, however, the Board of Directors may not repeal or amend any bylaw that the shareholders have expressly provided may not be amended or repealed by the Board of Directors. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of this corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of Common or Preferred Stock, not less than two-thirds of the outstanding shares entitled to vote thereon, voting as a class.

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              ARTICLE 7.  AMENDMENTS TO ARTICLES OF INCORPORATION

     This corporation reserves the right to amend or repeal, by the affirmative vote of the holders of a majority of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of Common or Preferred stock, majority of the outstanding shares entitled to vote thereon, voting as a class, any of the provisions contained in these Articles of Incorporation; provided, however, that amendment or repeal of Article 5, Article 6, Article 7, Article 9, or Article 10 shall require the affirmative vote of the holders of two-thirds of the outstanding shares. The rights of the shareholders of this corporation are granted subject to this reservation. Notwithstanding the foregoing, until this corporation qualifies as a "public company" under the Washington Business Corporation Act, all amendments to or the repeal of these Articles of Incorporation shall require the affirmative vote of the holders of two-thirds of the outstanding shares.

                 ARTICLE 8.  LIMITATION OF DIRECTOR LIABILITY

     To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 8 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                 ARTICLE 9.  SPECIAL MEETINGS OF SHAREHOLDERS

     Special meetings of the shareholders may be called in the manner provided by the Bylaws of this corporation; provided, however, that upon qualification of the corporation as a "public company" under the Washington Business Corporation Act the percentage of votes required to call a special meeting shall be twenty-five percent (25%).

                   ARTICLE 10.  SPECIAL VOTING REQUIREMENTS

     In addition to any affirmative vote required by law, by these Restated Articles of Incorporation or otherwise, any "Business Combination" (as hereinafter defined) involving this corporation shall be subject to approval in the manner set forth in this Article 10.

     10.1  DEFINITIONS

     For the purposes of this Article 10:

     (a) "Business Combination" means (i) a merger, share exchange or consolidation of this corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this

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          corporation or any of its Subsidiaries of all or a substantial part of this corporation's assets otherwise than in the usual and regular course of business; or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

     (b) "Continuing Director" means any member of the Board of Directors who was a member of the Board of Directors on May 7, 1998 or who is elected to the Board of Directors after May 7, 1998 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of Directors on such recommendation.

     (c) "Subsidiary" means a domestic or foreign corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by this corporation.

     10.2  VOTE REQUIRED FOR BUSINESS COMBINATIONS

          10.2.1  SUPERMAJORITY VOTE

     Except as provided in subsections 10.2.2 and 10.2.3 hereof, the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of a Business Combination.

          10.2.2  MAJORITY VOTE

     Notwithstanding subsection 10.2.1 hereof, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Restated Articles of Incorporation other than this Article 10, then the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock, the affirmative vote of the holders of not less than a majority of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of such Business Combination.

          10.2.3  NO SHAREHOLDER VOTE

     Notwithstanding subsection 10.2.1 or 10.2.2 hereof, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is not otherwise required to be

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approved by this corporation's shareholders pursuant to the provisions of the
Washington Business Corporation Act or of these Restated Articles of Incorporation other than this Article 10, then no vote of the shareholders of this corporation shall be required for approval of such Business Combination.

     These Restated Articles of Incorporation are executed by said corporation by its duly authorized officer.

     DATED: ____________, 1998

                                       COST-U-LESS, INC.


                                       By
                                          ------------------------------------
                                          Allan Youngberg, Vice President

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                             CERTIFICATE REGARDING
                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                               COST-U-LESS, INC.


     Pursuant to RCW 23B.10.070, the undersigned hereby certifies that the foregoing restatement of the Articles of Incorporation of Cost-U-Less, Inc. contains the following amendments to the existing Articles of Incorporation:

               Articles 1 through 13 are amended in their entirety to read as set forth in Articles 1 through 10 of the Restated Articles of Incorporation attached hereto.

     The date of the adoption of the Restated Articles of Incorporation containing such amendments by the shareholders of this corporation is __________, 1998. The amendments were duly approved by the shareholders of this corporation in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

     DATED: ____________, 1998

                                       COST-U-LESS, INC.


                                       By
                                          ------------------------------------
                                          Allan Youngberg, Vice President

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